Exhibit 99.1

ToughBuilt Industries, Inc. Announces Reverse Stock Split

Common Stock Will Begin Trading on a Split-Adjusted Basis of 1-for-65

Irvine, CA, December 26, 2023 – ToughBuilt Industries, Inc. (NASDAQ: TBLT) (“ToughBuilt” or the “Company”), today announced that it intends to effect a reverse stock split of its common stock at a ratio of 1 post-split share for every 65 pre-split shares. The reverse stock split will become effective at 4:30 p.m., New York time, on January 1, 2024. ToughBuilt’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “TBLT” and will begin trading on a split-adjusted basis when the market opens on January 2, 2024. The new CUSIP number for the common stock following the reverse stock split will be 89157G 86 8.

At the Company’s annual stockholders’ meeting held on December 11, 2023, ToughBuilt’s stockholders granted the Company’s Board of Directors the discretion to effect a reverse stock split of ToughBuilt’s common stock through an amendment to its Amended and Restated Certificate of Incorporation, as amended, at a ratio of not less than 1-for-20 and not more than 1-for-100, such ratio to be determined by the Company’s Board of Directors.

At the effective time of the reverse stock split, every 65 shares of ToughBuilt’s issued and outstanding common stock will be converted automatically into 1 issued and outstanding share of common stock without any change in the $0.0001 par value per share. Stockholders holding shares through a brokerage account will have their shares of common stock automatically adjusted to reflect the 1-for-65 reverse stock split. It is not necessary for stockholders holding shares of the Company’s common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

 The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the reverse stock split will be rounded up to the nearest whole number of shares. The reverse stock split will reduce the number of shares of ToughBuilt’s common stock outstanding from 36,915,222 shares to approximately 567,927 shares. Proportional adjustments will be made to the number of shares of ToughBuilt’s common stock issuable upon exercise or conversion of ToughBuilt’s equity awards and warrants, as well as the applicable exercise price. Stockholders whose shares are held in brokerage accounts should direct any questions concerning the reverse stock split to their broker. All stockholders of record may direct questions to the Company’s transfer agent, Vstock Transfer, LLC at (212) 828-8436 or (855) 9VSTOCK (toll free).

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer, and distributor with emphasis on innovative products. Currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) inflationary and interest rate concerns and the impact on consumers, (iv) cybersecurity breaches and threats, (v) market acceptance of our existing and new products, (vi) delays in bringing products to key markets; (vii) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (viii) intense competition in our industry from much larger, multinational companies, (ix) product liability claims, (x) product malfunctions, (xi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (xii) our efforts to successfully obtain and maintain intellectual property protection covering our products or defend ourselves from third parties’ infringement claims, (xiii) our reliance on a single supplier for certain product components, (xiv) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to tariffs, foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xvi) changes in e-commerce marketplaces. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this press release. As a result of these matters, changes in fact, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.

Investor Relations Contact:

KCSA Strategic Communications

David Hanover

toughbuilt@kcsa.com